EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Timberline Software Corporation on Form S-8 of our report dated January 21, 2000 appearing in and incorporated by reference in the Annual Report on Form 10-K of Timberline Software Corporation for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
June 15, 2000